ROBERT P. KELLER
c/o TRIUMPH INVESTMENT MANAGERS LLC
116 B SOUTH RIVER ROAD
BEDFORD, NH 03110

May 13, 2013

Mr. Larry Mauldin, Chairman
First Security Group, Inc.
531 Broad Street
Chattanooga, TN 37402

Dear Mr. Mauldin:

Please accept this letter as my notice of resignation from the Boards of Directors of First Security Group, Inc. and FSG Bank effective immediately.

I do wish you and the Boards success as you undertake the many tasks which lie ahead.

Sincerely,

/s/ Robert P. Keller
Robert P. Keller